UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2025

GREENLANE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38875	83-0806637
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1095 Broken Sound Parkway Suite 100
Boca Raton FL	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 292-7660

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	GNLN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 19, 2025, Greenlane Holdings, Inc. (the “Company”) consummated the previously announced private placement (the “Private Placement”) pursuant to a securities purchase agreement (“Purchase Agreement”) with institutional investors (the “Purchasers”) for the purchase and sale of approximately $25.0 million of shares of the Company’s Class A common stock (the “Common Stock”) and investor warrants at a price of $1.19 per Common Unit. The entire transaction was priced at the market under Nasdaq rules. The offering consisted of the sale of Common Units (or Pre-Funded Units), each consisting of (i) one (1) share of Common Stock or one (1) Pre-Funded Warrant, (ii) one (1) Series A PIPE Common Warrant to purchase one (1) share of Common Stock per warrant at an exercise price of $1.4875 (the “Series A Warrant”) and (iii) one (1) Series B PIPE Common Warrant to purchase one (1) share of Common Stock per warrant at an exercise price of $2.975 (the “Series B Warrant” and together with the Series A Warrant, the “Warrants”).

The initial exercise price of each Series A Warrant is $1.4875 per share of Common Stock. The Series A Warrants are exercisable following stockholder approval and expire five (5) years thereafter. The number of securities issuable under the Series A Warrant is subject to adjustment as described in more detail in the Series A Warrant. The initial exercise price of each Series B Warrant is $2.975 per share of Common Stock or pursuant to an alternative cashless exercise option. The Series B Warrants are exercisable following stockholder approval and expire two and one-half (2.5) years thereafter. The number of securities issuable under the Series B Warrant is subject to adjustment as described in the Series B Warrant.

On February 19, 2025, the Company consummated the transactions under the previously announced exchange agreement (“Exchange Agreement”) with certain holders (the “Holders”) of tranches of warrants to purchase Common Stock previously issued by the Company in August 2024 and October 2024. Under such Exchange Agreement, such Holders agreed to exchange with the Company such existing warrants for approximately 6.1 million new warrants to purchase common stock, substantially in the form of the Series B Warrants (the “Exchange Warrants”).

Each Pre-Funded Warrant is exercisable for one share of Common Stock for $0.001 immediately upon issuance until all of the Pre-Funded Warrants are exercised in full. The number of Pre-Funded Warrant Shares are subject to adjustments for stock splits, recapitalizations, and reorganizations. The shares of Common Stock, shares underlying the Series A Warrants, shares underlying the Series B Warrants and shares underlying the Exchange Warrants are collectively referred to as the “Securities”.

In connection with the Private Placement, the Company entered into a registration rights agreement with the Purchasers on February 18, 2025 (the “Registration Rights Agreement”), pursuant to which the Company is required to file a registration statement covering the resale of the Securities within 30 calendar days of the closing of the offering.

On February 18, 2025, the Company also entered into a placement agent agreement (the “Placement Agreement”) with Aegis Capital Corp. (“Aegis” or the “placement agent”), pursuant to which the Company engaged Aegis to act as its sole placement agent in connection with the offering. Pursuant to the terms of the Placement Agreement, the placement agent agreed to use its best efforts to arrange for the sale of the Securities in the offering. As compensation to the placement agent, the Company paid the placement agent placement commission equal to 12.0% of the aggregate gross proceeds from the offering. In addition, the Company agreed to reimburse the placement agent for certain of out-of-pocket expenses, including for reasonable legal fees and disbursements for its counsel.

The Purchase Agreement contains customary representations and warranties, indemnification rights, agreements and obligations, conditions to closing and termination provisions. The offering closed on February 19, 2025. The net proceeds to the Company from the Offering were approximately $10,900,000, after deducting underwriter fees, the repayment of certain loans, and the payment of other offering expenses associated with the offering that were payable by the Company. In addition, $2,500,000 is being held in escrow pending the Company’s performance of certain post-closing obligations.

The foregoing summary of the terms and conditions of each of the Series A Warrant, Series B Warrant, Pre-Funded Warrant, Exchange Agreement, Securities Purchase Agreement, Registration Rights Agreement and Placement Agent Agreement is subject to, and qualified in its entirety by reference to the full text of such agreement, copies of which are filed as Exhibits 4.1, 4.2, 4.3, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On February 18, 2025, the Company issued a press release (the “February 18 Press Release”) announcing the pricing of the Private Placement.

A copy of the February 18 Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On February 19, 2025, the Company issued a press release (the “February 19 Press Release”) announcing the closing of the Private Placement.

A copy of the February 19 Press Release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company has established a record date of February 21, 2025, with respect to a special meeting of the Company’s stockholders to be held in order to approve certain matters related to the Private Placement.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1*	Form of Series A Warrant
4.2*	Form of Series B Warrant
4.3	Form of Pre-Funded Warrant
10.1*	Form of Exchange Agreement
10.2	Form of Securities Purchase Agreement
10.3	Form of Registration Rights Agreement
10.4	Form of Placement Agent Agreement between the Company and Aegis Capital Corp.
99.1*	Press Release, dated February 18, 2025, issued by Greenlane Holdings, Inc.
99.2	Press Release, dated February 19, 2025, issued by Greenlane Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLANE HOLDINGS, INC.

Dated: February 20, 2025	By:	/s/ Lana Reeve
Lana Reeve
Chief Financial and Legal Officer